Exhibit 99.01

Media Contact: Jen Bernier-Santarini MIPS Technologies, Inc. +1 408 530-5178 jenb@mips.com	Investor Contact: Maury Austin MIPS Technologies, Inc. +1 408 530-5200 ir@mips.com

MIPS Technologies’ Fiscal 2011 Revenue Grows 16% Year-to-Year

SUNNYVALE, Calif. – August 4, 2011 – MIPS Technologies, Inc. (NASDAQ: MIPS), a leading provider of industry-standard processor architectures and cores for digital home, networking and mobile applications, today reported consolidated financial results for its fourth fiscal quarter and fiscal year ended June 30, 2011. All financial results are reported in U.S. GAAP unless otherwise noted.

Selected Fiscal 2011 Financial Highlights:

•	Revenue was $82.0 million, a year-to-year increase of 16 percent
•	Licensee royalty units grew to 656 million units from 510 million units in FY’10
•	Non-GAAP net income was $22.9 million, up 30 percent year-to-year
•	Non-GAAP EPS was $0.43, up 13 percent year-to-year
•	Cash and investment balances ended the quarter at $109.4 million, a year-to-year increase of $57.0 million

Detailed Fourth Quarter Fiscal 2011 Financial Highlights:

Fiscal fourth quarter revenue was $17.6 million, compared with $23.3 million in the year ago period.  Revenue from royalties was $11.8 million, a decrease of 5 percent from the fourth quarter of FY10. License revenue was $5.8 million, a decrease of 47 percent from the $10.9 million reported in the fourth quarter a year ago.

Q4’11 GAAP costs and operating expenses were $16.0 million, a decrease of $0.2 million over Q4’10.

GAAP net income in the fourth quarter of fiscal 2011 was $0.7 million or $0.01 per share, compared with $5.9 million or $0.12 per share in the fourth quarter a year ago.

Non-GAAP net income in the fourth quarter of fiscal 2011, which excludes certain stock and non-recurring charges, was $2.3 million or $0.04 per share, compared with $7.2 million or $0.15 per share in the fourth quarter a year ago. The tables below provide a reconciliation of non-GAAP measures used in this press release to the corresponding GAAP results.

“We had strong results for our fiscal year, but our fourth quarter proved to be more challenging than we expected. Despite macroeconomic uncertainty, we remain confident in the market opportunity, and we are taking the steps necessary to achieve long-term success,” said Sandeep Vij, chief executive officer, MIPS Technologies.

MIPS Technologies invites you to listen to management’s discussion of Q4 and fiscal 2011 results, as well as forward-looking guidance for Q1 fiscal 2012:

•	Live webcast (listen-only): visit https://e-meetings.verizonbusiness.com; conference number 7217021; passcode: MIPS
•	Live conference call: dial 517-308-9186; password MIPS
•	Replay call (available for 30 days shortly following the end of the conference call): dial 402-530-8097; password: MIPS

An audio replay of the conference call will also be posted on the company’s website at www.mips.com/company/investor-relations/.

About MIPS Technologies, Inc.
MIPS Technologies, Inc. (NASDAQ: MIPS) is a leading provider of industry-standard processor architectures and cores for digital home, networking and mobile applications. The MIPS architecture powers some of the world's most popular products, including broadband devices from Linksys, DTVs and digital consumer devices from Sony, DVD recordable devices from Pioneer, digital set-top boxes from Motorola, network routers from Cisco, 32-bit microcontrollers from Microchip Technology and laser printers from Hewlett-Packard. Founded in 1998, MIPS Technologies is headquartered in Sunnyvale, California, with offices worldwide. For more information, contact (408) 530-5000 or visit www.mips.com.

Forward Looking Statements
This press release contains forward-looking statements; such statements are indicated by forward-looking language such as “plans”, “anticipates”, “expects”, “will”, and other words or phrases contemplating future activities including statements about future technology and growth. These forward-looking statements include MIPS Technologies’ expectation regarding improvements in financial results. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a number of different risks and uncertainties, including but not limited to: the fact that there can be no assurance that our products will achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS’ ability to develop, introduce and market new products and product enhancements, the level of demand for semiconductors and end-user products that incorporate semiconductors and our ability to compete effectively with larger companies and other companies that are active in our markets. For a further discussion of risk factors affecting our business, we refer you to the risk factors section in the documents we file from time to time with the Securities and Exchange Commission.

MIPS is a trademark or registered trademark in the United States and other countries of MIPS Technologies, Inc. All other trademarks referred to herein are the property of their respective owners.

MIPS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2011	June 30, 2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$69,202	$31,625
Short-term investments	40,194	20,736
Accounts receivable, net	2,619	7,527
Prepaid expenses and other current assets	1,615	819
Total current assets	113,630	60,707
Equipment, furniture and property, net	2,014	2,093
Goodwill	565	565
Other assets	5,418	7,542
Total assets	$121,627	$70,907
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,684	$1,529
Accrued liabilities	8,127	13,911
Deferred revenue	1,812	3,217
Total current liabilities	11,623	18,657
Long-term liabilities:
Other long-term liabilities	5,231	6,116
Total long-term liabilities	5,231	6,116
Liabilities of discontinued operations	—	26
Stockholders’ equity	104,773	46,108
Total liabilities and stockholders’ equity	$121,627	$70,907

MIPS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2011	2010	2011	2010
Revenue:
Royalties	$11,844	$12,421	$53,690	$45,665
License and contract revenue	5,753	10,859	28,350	25,291
Total Revenue	17,597	23,280	82,040	70,956
Costs and expenses:
Cost of sales	264	585	1,324	894
Research and development	7,649	6,417	27,673	24,330
Sales and marketing	4,914	4,940	19,129	15,780
General and administrative	3,210	3,571	13,463	13,564
Restructuring	—	696	—	696
Total costs and expenses	16,037	16,209	61,589	55,264
Operating income	1,560	7,071	20,451	15,692
Other income (expense), net	(26)	9	868	210
Income before income taxes	1,534	7,080	21,319	15,902
Provision for income taxes	806	1,385	3,774	3,274
Income from continuing operations	728	5,695	17,545	12,628
Income from discontinued operations, net of tax	—	214	212	214
Net income	$728	$5,909	$17,757	$12,842
Net income per share, basic – from continuing operations	$0.01	$0.12	$0.35	$0.28
Net income per share, basic – from discontinued operations	$—	$0.01	$0.00	$0.00
Net income per share, basic	$0.01	$0.13	$0.35	$0.28
Net income per share, diluted – from continuing operations	$0.01	$0.12	$0.33	$0.27
Net income per share, diluted – from discontinued operations	$—	$0.00	$0.00	$0.01
Net income per share, diluted	$0.01	$0.12	$0.33	$0.28
Common shares outstanding, basic	52,505	45,890	50,489	45,477
Common shares outstanding, diluted	54,161	47,291	53,328	46,371

MIPS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME and NET INCOME PER SHARE

(In thousands, except per share data)
(unaudited)

		Three Months Ended June 30, 2011	Three Months Ended March 31, 2011	Three Months Ended June 30, 2010
	GAAP net income	$728	$3,365	$5,909
	Net income per basic share	$0.01	$0.06	$0.13
	Net income per diluted share	$0.01	$0.06	$0.12
(a)	Gain from discontinued operations, net of tax	$—	$—	$(214)
(b)	Stock-based compensation expense	1,445	1,474	864
(c)	Severance adjustment	—	36	—
(d)	Restructuring	—	—	696
(e)	Gain on investment	—	(64)	(103)
(f)	Tax adjustment	—	—	(23)
(g)	Tax on change in legal structure	98	(126)	25
	Non-GAAP net income	$2,271	$4,685	$7,154
	Non-GAAP net income per basic share	$0.04	$0.09	$0.16
	Non-GAAP net income per diluted share	$0.04	$0.09	$0.15
	Common shares outstanding – basic	52,505	52,254	45,890
	Common shares outstanding – diluted	54,161	54,889	47,291

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income and net income per share excluding discontinued operations, stock-based compensation expense, severance adjustment, restructuring cost, gain on investment, tax adjustment, and tax on change in legal structure provides meaningful supplemental information to investors, as well as management that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(a)	This adjustment reflects the gain, net of tax, of the Analog Business Group.

(b)
This adjustment reflects the stock-based compensation expense.  For the fourth quarter of fiscal 2011 ending June 30, 2011, $1.5 million stock-based compensation expense was allocated as follows: $416,000 to research and development, $475,000 to sales and marketing and $554,000 to general and administrative.  For the third quarter of fiscal 2011 ending March 31, 2011, $1.5 million stock-based compensation expense was allocated as follows: $395,000 to research and development, $462,000 to sales and marketing and $617,000 to general and administrative.  For the fourth quarter of fiscal 2010 ending June 30, 2010, $864,000 stock-based compensation expense was allocated as follows: $312,000 to research and development, $230,000 to sales and marketing and $322,000 to general and administrative.

(c)	This adjustment reflects the severance payment to the Company’s former employees allocated to sales and marketing.

(d)	This adjustment reflects restructuring expense related to reduction in workforce.

(e)	This adjustment reflects a gain on an investment in a privately held company that was acquired. This gain was recorded in other income (expense).

(f)	This adjustment reflects the net effect of the specific items presented in the non-GAAP adjustments described above.

(g)	This adjustment reflects the withholding tax in connection with the change in legal structure of foreign operations.

MIPS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME and NET INCOME PER SHARE

(In thousands, except per share data)
(unaudited)

		Twelve Months Ended June 30, 2011	Twelve Months Ended June 30, 2010
	GAAP net income	$17,757	$12,842
	Net income per basic share	$0.35	$0.28
	Net income per diluted share	$0.33	$0.28
(h)	Gain from discontinued operations, net of tax	$(212)	$(214)
(i)	Stock-based compensation expense	5,062	3,560
(j)	Severance adjustment	36	476
(k)	Restructuring	—	696
(l)	Gain on investment	(611)	(714)
(m)	Tax Adjustment	—	(23)
(n)	Tax on change in legal structure	909	1,034
	Non-GAAP net income	$22,941	$17,657
	Non-GAAP net income per basic share	$0.45	$0.39
	Non-GAAP net income per diluted share	$0.43	$0.38
	Common shares outstanding – basic	50,489	45,477
	Common shares outstanding – diluted	53,328	46,371

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income and net income per share excluding discontinued operations, stock-based compensation expense, severance adjustment, restructuring cost, gain on investment, tax adjustment, and tax on change in legal structure provides meaningful supplemental information to investors, as well as management that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(h)	This adjustment reflects the gain, net of tax, of the Analog Business Group.

(i)
This adjustment reflects the stock-based compensation expense.  For the twelve months ending June 30, 2011, $5.1 million of stock-based compensation was allocated as follows: $1.5 million to research and development, $1.5 million to sales and marketing and $2.1 million to general and administrative.  For the twelve months ending June 30, 2010, $3.6 million of stock-based compensation was allocated as follows: $1.4 million to research and development, $0.9 million to sales and marketing and $1.3 million to general and administrative.

(j)	This adjustment reflects the severance payment to the Company’s former employees allocated to sales and marketing in fiscal 2011 and allocated to general and administrative in fiscal 2010.

(k)	This adjustment reflects restructuring expense related to reduction in workforce.

(l)	This adjustment reflects a gain on an investment in a privately held company that was acquired. This gain was recorded in other income (expense).

(m)	This adjustment reflects the net effect of the specific items presented in the non-GAAP adjustments described above.

(n)	This adjustment reflects the withholding tax in connection with the change in legal structure of foreign operations.

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